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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): August 3, 1999



                         -------------------------------
                            ARM FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                 001-12294               61-1244251
   (State or other jurisdiction of     (Commission           (I.R.S. Employer
   incorporation or organization)      file number)         Identification No.)

        515 WEST MARKET STREET
        LOUISVILLE, KENTUCKY                                      40202
 (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (502) 582-7900



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On August 3, 1999, ARM Financial Group, Inc. (the "Company") and General American Life Insurance Company ("General American") completed a transaction whereby General American recaptured approximately $3.4 billion of assets and related liabilities previously ceded through a reinsurance agreement to one of the Company's insurance subsidiaries, Integrity Life Insurance Company ("Integrity") (the "Transaction"). The Transaction, which terminated the reinsurance and related agreements, including a marketing partnership agreement, was effective as of July 26, 1999. These assets and related liabilities were part of a joint product development, marketing and reinsurance relationship with General American involving funding agreements and guaranteed investment contracts. As a result of the Transaction, the Company recorded a charge of $90 million during the second quarter of 1999 primarily due to interest rate related decreases in the fair value of investment securities recaptured by General American.

     The decision to restructure the Company's institutional business was driven by the need to improve the Company's statutory capitalization ratios and due to the interest rate related decline in the fair value of investment securities in the Company's institutional spread products segment. In addition, management believes that the restructuring was necessary in order to position the Company for sale. Statutory capitalization ratios reflect the Company's surplus, or assets held in excess of customer deposits and other liabilities, as a percentage of the Company's assets. The declining fair values were, and continue to be, substantially affected by the effect of credit spread widening on market interest rates and bond market illiquidity, following a period of rapid growth in institutional deposits.

     The Company was subject to a covenant in its bank credit agreement (a restriction on transferring more than 15% of the Company's assets) that required the Company to pay off, renegotiate or obtain a waiver with respect to its $38 million long-term debt prior to completing the Transaction. On August 3, 1999, the Company secured new debt financing of $38 million from General American, paid in full its outstanding long-term bank debt, and terminated its revolving line of credit associated with the bank credit agreement.

     Under terms of the new debt financing, the debt will mature on the later of 90 days, or if an agreement to sell the Company is executed within the 90 day period, upon the closing date of the sale. At maturity the unpaid principal and all accrued interest is payable, unless the parties agree to extend the date.

     A copy of the press release of the Company, dated August 3, 1999, relating to the Transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (b) PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

       The following unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 gives effect to the Transaction as if it had occurred as of such date. Pro forma adjustments to reflect the Transaction have been applied to the March 31, 1999 historical condensed



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consolidated balance sheet of the Company. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1998 and the three months ended March 31, 1999 present operating results for the Company as if the Transaction had occurred as of January 1, 1998. Pro forma adjustments to reflect the Transaction have been applied to the historical condensed consolidated statements of operations of the Company. The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable in the circumstances. The pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The pro forma condensed consolidated financial information is not necessarily indicative of the consolidated financial position or results of operations of the Company that would have been reported if the Transaction had occurred at the dates indicated, or of the consolidated results of financial position or future operations.

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

                            ARM Financial Group, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                              As of March 31, 1999


                                                            As              Pro Forma               Pro Forma
(IN THOUSANDS)                                           Reported          Adjustments               Company
-------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and investments:
   Fixed maturities, available-for-sale,
     at fair value                                    $     6,175,587     $    (3,195,370) 1a     $     2,980,217
   Equity securities, at fair value                            33,020                                      33,020
   Mortgage loans on real estate                               13,649                                      13,649
   Policy loans                                               130,848                                     130,848
   Cash and cash equivalents                                  279,941             (17,650) 1a             262,291
                                                  ---------------------------------------     -------------------
Total cash and investments                                  6,633,045          (3,213,020)              3,420,025

Assets held in separate accounts:
   Guaranteed                                               1,248,353                                   1,248,353
   Nonguaranteed                                            1,735,767                                   1,735,767
Accrued investment income                                      65,704             (26,609) 1a              39,095
Deferred policy acquisition costs                             137,381                                     137,381
Value of insurance in force                                    58,307                                      58,307
Deferred federal income taxes                                 141,233             (54,597) 1a              86,636
Goodwill                                                        5,065                                       5,065
Other assets                                                   17,525                                      17,525
                                                  ---------------------------------------     -------------------







Total assets                                          $    10,042,380     $    (3,294,226)        $     6,748,154
                                                  ---------------------------------------     -------------------
                                                  ---------------------------------------     -------------------



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

                            ARM Financial Group, Inc.
           Pro Forma Condensed Consolidated Balance Sheet (continued)
                              As of March 31, 1999


                                                            As              Pro Forma               Pro Forma
(IN THOUSANDS)                                           Reported          Adjustments               Company
-------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
   Customer deposits                                  $     6,751,175     $    (3,317,080) 1a     $     3,434,095
   Customer deposits in separate accounts:
      Guaranteed                                            1,242,845                                   1,242,845
      Nonguaranteed                                         1,735,767                                   1,735,767
   Long-term debt                                              38,000                   -  1d              38,000
   Accounts payable and accrued expenses                       20,095                                      20,095
   Payable for investment securities purchased                 43,866              11,459  1a              55,325
   Payable to reinsurer                                         6,468                                       6,468
   Other liabilities                                           25,563                                      25,563
                                                  ---------------------------------------     -------------------
Total liabilities                                           9,863,779          (3,305,621)              6,558,158

Shareholders' equity:
   Preferred stock                                             75,000                                      75,000
   Common stock                                                   238                                         238
   Additional paid-in capital                                 219,743                                     219,743
   Retained earnings (deficit)                                 66,660             (90,000) 1a             (23,340)
   Accumulated other comprehensive income
      from net unrealized losses on
      available-for-sale securities                          (183,040)            101,395  1a             (81,645)
                                                  ---------------------------------------     --------------------
Total shareholders' equity                                    178,601              11,395                 189,996
                                                  ---------------------------------------     --------------------

Total liabilities and shareholders' equity            $    10,042,380     $    (3,294,226)        $     6,748,154
                                                  ---------------------------------------     --------------------
                                                  ---------------------------------------     --------------------



SEE ACCOMPANYING NOTES



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                            ARM Financial Group, Inc.
            Pro Forma Condensed Consolidated Statements of Operations


(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)              Year Ended December 31, 1998
                                             ----------------------------------------------
                                                   As         Pro Forma         Pro Forma
                                                Reported     Adjustments         Company
                                             ----------------------------------------------
Investment income                            $    480,423   $    (175,016) 1b   $   305,407
Interest credited on customer deposits           (380,738)        151,951  1b      (228,787)
                                             ----------------------------     -------------
      Net investment spread                        99,685         (23,065)           76,620

Fee income                                         21,581            (625) 1b        20,956

Other income and expenses:
  Surrender charges                                 5,698                             5,698
  Operating expenses                              (35,122)          1,304  lc       (33,818)
  Commissions, net of deferrals                    (1,658)                           (1,658)
  Interest expense on debt                         (2,587)           (280) 1d        (2,867)

  Amortization:
      Deferred policy acquisition costs           (12,593)                          (12,593)
      Value of insurance in force                  (5,965)                           (5,965)
      Acquisition-related
        deferred charges and goodwill                (780)                             (780)
  Non-recurring charges                            (4,675)                           (4,675)
  Other, net                                       (2,830)                           (2,830)
                                             ----------------------------     -------------
      Total other income and expenses             (60,512)          1,024           (59,488)

Realized investment losses                         (1,874)                           (1,874)
                                             ----------------------------     -------------

Income before income taxes                         58,880         (22,666)           36,214
Income tax expense                                (15,066)          7,933  2         (7,133)
                                             ----------------------------     -------------

Net income                                         43,814         (14,733)           29,081

Dividends on preferred stock                       (6,422)                           (6,422)
                                             ----------------------------     -------------

Net income applicable to
   common shareholders                       $     37,392   $     (14,733)    $      22,659
                                             ----------------------------     -------------
                                             ----------------------------     -------------

Net income per common share (basic)          $       1.59                     $        0.97
                                             ------------                     -------------
                                             ------------                     -------------

Net income per common and
   common equivalent share (diluted)         $       1.53                    $         0.93
                                             ------------                     -------------
                                             ------------                     -------------

Cash dividends paid per common
   share                                     $       0.14                    $         0.14
                                             ------------                     -------------
                                             ------------                     -------------

Shares outstanding (basic)                         23,462                            23,462
                                             ------------                     -------------
                                             ------------                     -------------

Shares outstanding (diluted)                       24,362                            24,362
                                             ------------                     -------------
                                             ------------                     -------------


(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)             Three Months Ended March 31, 1999
                                             ----------------------------------------------
                                                  As         Pro Forma          Pro Forma
                                                Reported      Company           Adjustments
                                             ----------------------------------------------

Investment income                            $  136,468     $     (52,962) 1b $      83,506
Interest credited on customer deposits         (107,089)           44,353  1b       (62,736)
                                             ----------------------------     -------------
      Net investment spread                      29,379            (8,609)           20,770

Fee income                                        6,652              (295) 1b         6,357

Other income and expenses:
  Surrender charges                               1,360                               1,360
  Operating expenses                            (10,544)              413  1c       (10,131)
  Commissions, net of deferrals                    (418)                               (418)
  Interest expense on debt                         (712)               52  1d          (660)
  Amortization:
      Deferred policy acquisition costs          (4,364)                             (4,364)
      Value of insurance in force                (1,413)                             (1,413)
      Acquisition-related deferred
           charges and goodwill                    (152)                               (152)
     Non-recurring charges                           -                                    -
     Other, net                                  (1,489)                             (1,489)
                                             ----------------------------     -------------
       Total other income and expenses          (17,732)              465           (17,267)

Realized investment losses                         (351)                               (351)
                                             ----------------------------     -------------

Income before income taxes                       17,948            (8,439)            9,509
Income tax expense                               (4,543)            2,954  2         (1,589)
                                             ----------------------------     -------------

Net income                                       13,405            (5,485)            7,920

Dividends on preferred stock                     (1,045)                             (1,045)
                                             ----------------------------     -------------

Net income applicable to
   common shareholders                       $   12,360      $     (5,485)    $       6,875
                                             ----------------------------     -------------
                                             ----------------------------     -------------

Net income per common share (basic)          $     0.52                       $        0.29
                                             ----------                       -------------
                                             ----------                       -------------

Net income per common and
   common equivalent share (diluted)         $     0.51                       $        0.28
                                             ----------                       -------------
                                             ----------                       -------------
Cash dividends paid per common
share                                        $     0.04                       $        0.04
                                             ----------                       -------------
                                             ----------                       -------------

Shares outstanding (basic)                       23,813                              23,813
                                             ----------                       -------------
                                             ----------                       -------------

Shares outstanding (diluted)                     24,343                              24,343
                                             ----------                       -------------
                                             ----------                       -------------


SEE ACCOMPANYING NOTES.



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NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     In connection with the Transaction, the following pro forma adjustments are being made to the historical condensed consolidated balance sheets and condensed consolidated statements of operations of the Company. The objective of these adjustments is to illustrate the possible scope of the change in the Company's historical consolidated financial position and results of operations as a result of the Transaction. The pro forma condensed consolidated balance sheet assumes the Transaction occurred as of March 31, 1999. The pro forma condensed consolidated statements of operations assume the Transaction occurred as of January 1, 1998.

      The pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or operating results which would have been achieved had the Transaction been consummated as of the dates indicated and should not be construed as a representation of future financial position or operating results.

     The following describes the pro forma adjustments reflected in the accompanying pro forma condensed consolidated financial statements.

1.   STRUCTURE OF THE TRANSACTION

    a. To consummate the Transaction, the Company transferred the following to General American:

       (i) a trust account which is comprised of all assets supporting the customer deposits previously ceded to Integrity through the General American reinsurance agreement;
       (ii) all related customer deposits previously ceded to Integrity by General American which were supported by the trust account; and
       (iii) net cash of $17,650,000.

          Pro forma adjustments reflect the transfer of the aforementioned assets and liabilities.

          As a result of the Transaction, the Company will record a non-recurring charge of $90 million during the second quarter of 1999 primarily due to interest rate related decreases in the fair value of investment securities recaptured by General American. No adjustment was made to the accompanying pro forma condensed consolidated statements of operations for the non-recurring charge.

          At March 31, 1999, the historical condensed consolidated balance sheet included unrealized investment losses of approximately $156 million related to the trust account ($101 million after deferred taxes of $55 million). The unrealized losses were recorded in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." A pro forma adjustment was reported to reverse the effects of SFAS No. 115 and record the $90 million charge.



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

     b. Net investment spread was decreased to eliminate amounts earned and accrued on the assets and liabilities recaptured by General American. Additionally, fee income earned through an off-balance sheet marketing partnership arrangement with General American was also eliminated.

     c. Operating expenses was reduced for investment management fees paid to outside parties related to the management of assets recaptured by General American. It is expected that other operating costs and expenses of the Company will be less than those reflected in the accompanying pro forma statements of operations. The estimated expense reductions are primarily related to the elimination of certain personnel and administrative costs. For purposes of the pro forma condensed consolidated statements of operations, these expense reductions have not been included.

     d. As a part of the Transaction, the long-term bank debt was paid in full and replaced with new debt financing with a maturity of 90 days. Interest expense on a pro forma basis reflects the interest rate on the new debt financing of one month LIBOR plus 200 basis points.

          For pro forma purposes, it is assumed that the new debt financing was renegotiated after 90 days to extend through the pro forma periods presented.

2.   IMPACT OF FEDERAL INCOME TAXES

     Income tax effects resulting from the pro forma adjustments have been reflected at a rate of 35%.



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                                                           9
(C) EXHIBITS

     The following exhibits are filed as part of this report on Form 8-K:

            EXHIBIT
             NUMBER                               DESCRIPTION
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               99.1           Press release by the Company dated August 3, 1999.



FORWARD-LOOKING STATEMENTS

This document may include Forward-Looking Statements (as defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's growth and earnings prospects. The accuracy of these statements is subject to a number of business factors beyond our control, as periodically described in our SEC filings. For further information, investors are referred to the section entitled Forward-Looking Statements of the Company's most recent Form 10-K, which statements, to the extent applicable, are incorporated into this press release.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on August 18, 1999.

                                  ARM FINANCIAL GROUP, INC.
                                  (Registrant)


                                         By:      /s/ EDWARD L. ZEMAN
                                            --------------------------------
                                             Edward L. Zeman
                                             Executive Vice President
                                                and Chief Financial Officer



                                         By:     /s/ BARRY G. WARD
                                            --------------------------------
                                             Barry G. Ward
                                             Controller






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